Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 866-2066
www.sempra.com

Financial Contact:	Glen Donovan
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY EARNINGS PER SHARE
RISE 6.5 PERCENT IN 2008

Company Reaffirms 2009 Earnings-per-share Outlook of
$4.35 per Share to $4.60 per Share

SAN DIEGO, Feb. 24, 2009 – Sempra Energy (NYSE:  SRE) today reported net income of $1.11 billion, or $4.43 per diluted share, up 6.5 percent per share from 2007 net income of $1.10 billion, or $4.16 per diluted share.

 Fourth-quarter 2008 net income rose to $319 million, or $1.30 per diluted share, from $289 million, or $1.10 per diluted share in 2007.

 “Despite the challenging economic environment, our businesses have excelled and we’ve achieved major milestones in our long-term strategy,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  “We launched operations at our Mexican liquefied natural gas terminal, completed our commodities joint venture and added new Gulf Coast natural gas assets with the acquisition of EnergySouth.  We also received state regulatory approval on San Diego Gas & Electric’s Sunrise Powerlink transmission line and both of our utilities’ rate cases.  Additionally, we completed a $1 billion share-repurchase program, increased our dividend and maintained a strong balance sheet.”

SUBSIDIARY OPERATING RESULTS

San Diego Gas & Electric

San Diego Gas & Electric (SDG&E) recorded net income of $339 million in 2008, up from $283 million in 2007.  SDG&E’s fourth-quarter 2008 net income was $81 million, compared with $47 million in the year-ago quarter, due primarily to higher operating margin and a lower tax rate.

In December 2008, the California Public Utilities Commission approved SDG&E’s application to build the $1.9 billion, 500-kilovolt Sunrise Powerlink transmission-line project.  Pre-construction activities on the project have begun, with completion of the power line expected in 2012.

“After three years of thorough regulatory review, we are pleased that the Sunrise Powerlink project is moving forward,” said Felsinger.  “California policymakers have set aggressive environmental goals for the state’s utilities, mandating a significant increase in renewable energy and reduction in greenhouse-gas emissions over the next decade.  The Sunrise Powerlink will help SDG&E meet these environmental mandates, while increasing system reliability.”

Southern California Gas Co.

In 2008, Southern California Gas Co. (SoCalGas) net income increased to $244 million from $230 million.  Fourth-quarter net income for SoCalGas was $54 million in 2008, compared with $58 million in 2007.

RBS Sempra Commodities

Sempra Energy generated net income of $345 million from its commodity operations in the full-year 2008, including nine months of net income from its equity share of the RBS Sempra Commodities joint venture, and $164 million in the fourth quarter 2008.  In 2007, Sempra Commodities earned $499 million in net income and $186 million in fourth-quarter net income.  Results for 2007 represented 100 percent of the earnings from the commodities-marketing business prior to the formation of RBS Sempra Commodities.  In the fourth quarter 2008, RBS Sempra Commodities performed well in all of its major product segments, led by crude oil and petroleum products.

Sempra Generation

Sempra Generation’s net income rose to $222 million in 2008 from $162 million in 2007.  In the fourth quarter 2008, Sempra Generation’s net income increased to $60 million from $40 million in the same quarter of 2007, due primarily to lower income-tax expense.

In December 2008, Sempra Generation completed its first solar-power project.  The 10-megawatt facility, located outside of Las Vegas, is the largest thin-film solar generating plant in North America.

Sempra Pipelines & Storage

Sempra Pipelines & Storage earned $106 million in 2008 net income, up from $64 million in 2007.  In the fourth quarter 2008, Sempra Pipelines & Storage had net income of $22 million, compared with $14 million in the prior year’s quarter, due primarily to the operation of the western portion of the Rockies Express Pipeline and the company’s Mexico pipelines.

Sempra LNG

In 2008, Sempra LNG recorded a net loss of $46 million, unchanged from 2007.  For the fourth quarter 2008, Sempra LNG had a net loss of $13 million, compared with a net loss of $19 million in the same period of 2007, due primarily to a tax benefit related to currency and inflation adjustments.

2009 Outlook

Sempra Energy today reaffirmed its previous earnings-per-share outlook for 2009 of a range of $4.35 per share to $4.60 per share.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2137643.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2008 revenues of nearly $11 billion.  The Sempra Energy companies’ 13,600 employees serve about 24 million consumers worldwide.

Complete financial tables, including income-statement information by business unit, are available on Sempra Energy’s Web site at http://www.sempra.com/downloads/4Q2008.pdf.

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” ”could,” “should,” or similar expressions, or discussions of strategies, plans or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board,  and other regulatory and governmental bodies in the United States, the United Kingdom  and other countries; capital market conditions and inflation, interest  and exchange rates; energy and trading markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system without charge at the SEC’s Web site, www.sec.gov and on the company’s Web site, at www.sempra.com.

Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and Sempra Commodities  are not the same companies as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and Sempra Commodities are not regulated by the California Public Utilities Commission.

###

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2008	2007	2008	2007
	(unaudited)
Revenues
Sempra Utilities	$ 1,782	$ 1,859	$ 7,972	$ 7,053
Sempra Global and parent	511	1,251	2,786	4,385
Total revenues	2,293	3,110	10,758	11,438

Expenses and Other Income
Sempra Utilities:
Cost of natural gas	(536)	(721)	(3,244)	(2,763)
Cost of electric fuel and purchased power	(206)	(203)	(900)	(699)
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	(318)	(357)	(1,671)	(1,302)
Other cost of sales	(14)	(192)	(182)	(988)
Operation and maintenance	(720)	(892)	(2,536)	(3,032)
Depreciation and amortization	(179)	(172)	(687)	(686)
Franchise fees and other taxes	(82)	(74)	(312)	(295)
Gains on sale of assets	-	-	114	6
Equity earnings (losses):
RBS Sempra Commodities LLP	241	-	383	-
Other	8	2	37	(9)
Other income (expense), net	(77)	18	(54)	90
Interest income	9	10	45	72
Interest expense	(88)	(68)	(253)	(272)
Preferred dividends of subsidiaries	(3)	(3)	(10)	(10)
Income from continuing operations before income taxes and equity earnings of certain unconsolidated subsidiaries	328	458	1,488	1,550
Income tax expense	(15)	(183)	(438)	(524)
Equity earnings, net of income tax	6	13	63	99
Income from continuing operations	319	288	1,113	1,125
Discontinued operations, net of income tax	-	1	-	(26)
Net income	$ 319	$ 289	$ 1,113	$ 1,099

Basic earnings per share:
Income from continuing operations	$ 1.32	$ 1.12	$ 4.50	$ 4.34
Discontinued operations, net of income tax	-	-	-	(0.10)
Net income	$ 1.32	$ 1.12	$ 4.50	$ 4.24
Weighted-average number of shares outstanding (thousands)	241,660	257,864	247,387	259,269

Diluted earnings per share:
Income from continuing operations	$ 1.30	$ 1.10	$ 4.43	$ 4.26
Discontinued operations, net of income tax	-	-	-	(0.10)
Net income	$ 1.30	$ 1.10	$ 4.43	$ 4.16
Weighted-average number of shares outstanding (thousands)	244,531	262,839	251,159	264,004
Dividends declared per share of common stock	$ 0.35	$ 0.31	$ 1.37	$ 1.24

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in millions)	2008	2007

Assets
Current assets:
Cash and cash equivalents	$ 331	$ 668
Short-term investments	176	-
Restricted cash	27	1
Accounts receivable, net	981	1,074
Income taxes receivable	195	99
Deferred income taxes	31	247
Trading-related receivables and deposits, net	-	2,719	*
Derivative trading instruments	-	2,170	*
Commodities owned	-	2,231
Inventories	320	224
Regulatory assets	121	106
Fixed-price contracts and other derivatives	160	28	*
Other	134	397
Total current assets	2,476	9,964

Investments and other assets:
Regulatory assets arising from fixed-price contracts and other derivatives	264	309
Regulatory assets arising from pension and other postretirement benefit obligations	1,188	162
Other regulatory assets	534	460
Nuclear decommissioning trusts	577	739
Investment in RBS Sempra Commodities LLP	2,082	-
Other investments	1,166	1,243
Goodwill and intangible assets	539	179
Sundry	709	777
Total investments and other assets	7,059	3,869
Property, plant and equipment, net	16,865	14,884
Total assets	$ 26,400	$ 28,717

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 503	$ 1,064
Accounts payable	856	1,563
Due to unconsolidated affiliates	38	60
Trading-related payables	-	2,265	*
Derivative trading instruments	-	1,672	*
Commodities sold with agreement to repurchase	-	500
Dividends and interest payable	156	145
Accrued compensation and benefits	280	265
Regulatory balancing accounts, net	335	481
Current portion of long-term debt	410	7
Fixed-price contracts and other derivatives	180	53	*
Customer deposits	170	143
Other	684	802
Total current liabilities	3,612	9,020
Long-term debt	6,544	4,553

Deferred credits and other liabilities:
Due to unconsolidated affiliate	102	102
Customer advances for construction	155	153
Pension and other postretirement benefit obligations, net of plan assets	1,487	434
Deferred income taxes	946	531
Deferred investment tax credits	57	61
Regulatory liabilities arising from removal obligations	2,430	2,522
Asset retirement obligations	1,159	1,129
Other regulatory liabilities	219	265
Fixed-price contracts and other derivatives	392	332
Deferred credits and other	909	949
Total deferred credits and other liabilities	7,856	6,478
Preferred stock of subsidiaries	179	179
Minority interests	240	148
Shareholders' equity	7,969	8,339
Total liabilities and shareholders' equity	$ 26,400	$ 28,717

* December 31, 2007 amounts have been reclassified due to the adoption of FASB Staff Position FIN 39-1.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
	Years ended
	December 31,
(Dollars in millions)	2008	2007

Cash Flows from Operating Activities:
Net income	$ 1,113	$ 1,099
Adjustments to reconcile net income to net cash
provided by operating activities:
Discontinued operations	--	26
Depreciation and amortization	687	686
Gains on sale of assets, net	(114)	(6)
Deferred income taxes and investment tax credits	324	149
Noncash rate-reduction bond expense	--	55
Equity earnings	(483)	(90)
Other	141	46
Net changes in other working capital components	(483)	25
Distributions from RBS Sempra Commodities LLP	85	--
Changes in other assets	(15)	22
Changes in other liabilities	(74)	79
Net cash provided by continuing operations	1,181	2,091
Net cash used in discontinued operations	-	(3)
Net cash provided by operating activities	1,181	2,088

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(2,061)	(2,011)
Proceeds from sale of assets from continuing operations, net of cash sold	2,295	103
Expenditures for investments and acquisition of business, net of cash acquired	(2,675)	(121)
Distributions from investments	34	18
Purchases of nuclear decommissioning and other trust assets	(485)	(646)
Proceeds from sales by nuclear decommissioning and other trusts	469	613
Decrease in notes receivable from unconsolidated affiliates	60	--
Other	(23)	(29)
Net cash used in investing activities	(2,386)	(2,073)

Cash Flows from Financing Activities:
Common dividends paid	(339)	(316)
Issuances of common stock	18	40
Repurchases of common stock	(1,018)	(185)
Issuance of long-term debt	1,706	404
Payments on long-term debt	(79)	(1,072)
Increase in short-term debt, net	564	812
Other	16	21
Net cash provided by (used in) financing activities	868	(296)

Decrease in cash and cash equivalents	(337)	(281)
Cash and cash equivalents, January 1	668	920
Cash assumed in connection with FIN 46(R) initial consolidation	-	29
Cash and cash equivalents, December 31	$ 331	$ 668

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions)	2008		2007	2008		2007
	(unaudited)
Net Income (Loss)
San Diego Gas & Electric	$ 81		$ 47	$ 339		$ 283
Southern California Gas	54		58	244		230
Sempra Commodities(1)	164		186	345		499
Sempra Generation	60		40	222		162
Sempra Pipelines & Storage	22		14	106		64
Sempra LNG	(13)		(19)	(46)		(46)
Parent & Other	(49)		(38)	(97)		(67)
Continuing Operations	319		288	1,113		1,125
Discontinued Operations, Net of Income Tax	-		1	-		(26)
Consolidated Net Income	$ 319		$ 289	$ 1,113		$ 1,099

(1)

Includes the company's portion of RBS Sempra Commodities' joint venture earnings since the formation of the joint venture on April 1, 2008, and 100% of the commodities-marketing businesses prior to April 1, 2008. Also includes the operating results of Sempra Rockies Marketing, as well as interest, income taxes, cost allocations and other items associated with the joint venture.

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions)	2008		2007	2008		2007
	(unaudited)
Capital Expenditures and Investments(1)
San Diego Gas & Electric	$ 430	(2)	$ 235	$ 1,372	(2)	$ 714
Southern California Gas	104		157	454		457
Sempra Commodities	-		15	37		64
Sempra Generation	44		5	59		13
Sempra Pipelines & Storage(3)	564		187	909		367
Sempra LNG	55		152	365		498
Parent & Other	229	(2)	7	655	(2)	19
Eliminations	(411)	(4)	-	(715)	(4)	-
Consolidated Capital Expenditures and Investments	$ 1,015		$ 758	$ 3,136		$ 2,132

(1)	Investments do not include the $1.6 billion contribution to RBS Sempra Commodities in the second quarter of 2008.

(2)

Purchases of industrial development bonds for SDG&E and Parent & Other were $184 and $227, respectively, in the three months ended December 31, 2008 and $488 and $640, respectively, for year ended December 31, 2008.

(3)	Amounts for the three months and the year ended December 31, 2008 include $495 for the acquisition of EnergySouth, which is net of cash acquired.

(4)	Represents purchases and sales of industrial development bonds between SDG&E and Parent & Other.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
SEMPRA UTILITIES	2008	2007	2008		2007

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 801	$ 765	$ 3,240		$ 2,839
SoCalGas (excludes intercompany sales)	$ 981	$ 1,094	$ 4,732		$ 4,214

Gas Sales (Bcf)	103	114	391		404
Transportation and Exchange (Bcf)	156	145	601		566
Total Deliveries (Bcf)	259	259	992		970

Total Gas Customers (Thousands)			6,575		6,531

Electric Sales (Millions of kWhs)	4,386	4,198	17,398		17,045
Direct Access (Millions of kWhs)	939	819	3,235		3,220
Total Deliveries (Millions of kWhs)	5,325	5,017	20,633		20,265

Total Electric Customers (Thousands)			1,372		1,365

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,903	5,613	22,728		20,856

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy.)
Natural Gas Sales (Bcf)
Argentina	78	79	332		320
Mexico	11	11	47		46
Chile	-	-	-		1
Natural Gas Customers (Thousands)
Argentina			1,670		1,603
Mexico			95		96
Chile			-	*	39
Electric Sales (Millions of kWhs)
Peru	1,352	1,278	5,415		5,078
Chile	620	632	2,417		2,500
Electric Customers (Thousands)
Peru			837		809
Chile			562		549

*	The decrease from 2007 is due to the sale of interests in certain South American operations in the fourth quarter of 2008.

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

The following information for the Sempra Commodities segment includes information related to RBS Sempra Commodities LLP.  RBS Sempra Commodities LLP acquired the commodities-marketing businesses of Sempra Energy on April 1, 2008.  For the three and nine months ended December 31, 2008, the Sempra Commodities segment is composed primarily of the company's equity interest in RBS Sempra Commodities LLP, but also includes the results of Sempra Rockies Marketing.  The margin and financial data below represent the total results of RBS Sempra Commodities LLP as calculated under International Financial Reporting Standards (IFRS).

RBS Sempra Commodities LLP

Operating Statistics
(in millions of US dollars)
	Three	Nine
	months ended	months ended
RBS Sempra Commodities LLP - Joint Venture level margin*	December 31, 2008	December 31, 2008

Geographical:
North America	$ 373	$ 816
Europe/Asia	340	603
Total	$ 713	$ 1,419

Product Line:
Natural Gas	$ 171	$ 534
Oil - Crude & Products	243	357
Metals	149	253
Power	129	222
Other	21	53
Total	$ 713	$ 1,419

* Margin consists of operating revenues less cost of sales (primarily transportation and storage costs) reduced by certain transaction-related execution costs (primarily brokerage and other fees) and net interest income/expense.

Financial Information
(in millions of US dollars)

RBS Sempra Commodities LLP	Three months ended December 31, 2008
	Joint Venture	Sempra
	Total	Share**
Fee income and trading revenue, net of selling costs	$ 713
Operating and other expenses	(339)
Joint Venture distributable income	$ 374

Preferred return on capital	$ 103	$ 61
1st allocation - 70% Sempra / 30% RBS***	271	192
2nd allocation - 30% Sempra / 70% RBS	-	-
Distributable income	$ 374	$ 253

Nine months ended December 31, 2008
	Joint Venture	Sempra
	Total	Share**
Fee income and trading revenue, net of selling costs	$ 1,419
Operating and other expenses	(744)
Joint Venture distributable income	$ 675

Preferred return on capital	$ 382	$ 181
1st allocation - 70% Sempra / 30% RBS***	293	208
2nd allocation - 30% Sempra / 70% RBS	-	-
Distributable income	$ 675	$ 389

Sempra Earnings from RBS Sempra Commodities LLP

	Three	Nine
	months ended	months ended
(in millions of US dollars)	December 31, 2008	December 31, 2008
Sempra share of distributable income - IFRS basis	$ 253	$ 389
U.S. GAAP conversion impact	(12)	(6)
Sempra equity earnings - U.S. GAAP basis	241	383
Income tax expense	(79)	(131)
Sempra equity earnings from RBS Sempra Commodities LLP	$ 162	$ 252

**	After a 15% preferred return to Sempra and then a 15% return to RBS, Sempra receives 70% of the next $500 million and 30% of any remaining income on an annual basis.

*** Includes certain transition costs specifically allocated to Sempra and RBS.